Exhibit 10.1
RESTRICTED STOCK UNIT AWARD AGREEMENT
     This RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”) is made this                 day of                               , 20     , by and between CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation (the “Company”), and                                     (the “Recipient”).
WITNESSETH:
     WHEREAS, the Company has adopted the 2008 Stock Incentive Plan (the “Plan”), which authorizes the Company to award Restricted Stock Units with respect to its common stock, $0.01 par value per share (the “Common Stock”), to key employees of the Company and/or its affiliates; and
     WHEREAS, the Company and Recipient wish to confirm the terms and conditions of an award of Restricted Stock Units to Recipient on                                , 20       (the “Date of Award”).
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the parties hereto as follows:
     1. Definitions. Except as provided in this Agreement (or an election form executed pursuant to Section 5 of this Agreement), or unless the context otherwise requires, the terms used herein shall have the same meaning as in the Plan.
     2. Award of RSUs. Upon and subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby grants an award (the “RSU Award”) to Recipient of             Restricted Stock Units (“RSUs”).
     3. Rights; Vesting; Forfeiture.
          (i) The RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by Recipient. Any attempted sale, assignment, or transfer of the RSUs shall be void and of no effect, and the Company shall have the right to disregard the same on its books and records. Within thirty (30) days (with the date of payment selected by the Company in its sole discretion) after the vesting of any of the RSUs in accordance with Section 3(ii) of this Agreement, the Company shall issue to the Recipient one share of Common Stock for each vested RSU (subject to the Recipient’s election of a deferred payment date pursuant to Section 5 of this Agreement).
          (ii) Except as further provided in this Section 3(ii) or in the Plan, the RSUs shall vest in accordance with Schedule A attached hereto and made a part hereof, provided that Recipient is employed by the Company or an Affiliate Corporation (the “Employer”) at all times following the Date of Award and prior to and on the Vesting Dates (the “Vesting Period”). If, at any time during the Vesting Period, Recipient’s employment with Employer is terminated for any reason other than as a result of the death, Disability or Retirement of Recipient, all of the unvested RSUs held by such Recipient shall immediately and automatically be forfeited to the Company without monetary consideration and shall be automatically canceled. If (i) Recipient shall die while in the employ or service of the Employer, (ii) Recipient’s employment or service with the Employer shall terminate by reason of Disability, or (iii) there occurs a Change in Control, then in any such case all the RSUs shall become immediately vested and nonforfeitable (to the extent not previously forfeited). If the Recipient’s employment is terminated as a result of Retirement on or after December 31 in any fiscal year, but prior to the Vesting Date in such immediately following fiscal year (as such term is defined in Schedule A), then the applicable portion of the RSUs, if any, shall vest on the Vesting Date in the manner set forth in Schedule A despite the fact that the Recipient is no longer an employee of the Company on such Vesting Date. For purposes of clarity, any RSUs for which the performance period (as described in Schedule A) ends following the Recipient’s Retirement shall be forfeited.
          (iii) The Recipient shall not have any voting rights with respect to the RSUs covered by this RSU Award. The Recipient shall, however, be credited with dividend equivalents with respect to the RSUs at the time of any payment of dividends on shares of Common Stock in accordance with the terms set forth in the Plan and as specified by the Committee in its sole discretion.
     4. RSUs Subject to Plan. This RSU Award and the issuance of shares of Common Stock in connection therewith shall be subject to, and the Company and Recipient agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof. A copy of the Plan, as amended, is attached hereto as Exhibit A and made a part hereof as if fully set out herein.
     5. Deferral Rights. Notwithstanding any other provision of this Agreement, the Recipient may elect to defer the receipt of the shares of Common Stock issuable with respect to the RSUs upon the termination of the Vesting Period until such times as are approved by the Committee and are set forth in the Recipient’s applicable deferral election form. All deferral elections made by the Recipient pursuant to this Section 5 shall be made in accordance with (i) the applicable election form provided by the Committee and (ii) Section 409A of the Internal Revenue Code of 1986, as amended from time to time. If the Recipient does not timely elect to defer the receipt of shares of Common Stock pursuant to this Section 5, then such shares shall be paid to the Recipient in accordance with Section 3(i) of this Agreement.
     6. Withholding of Taxes. The Recipient acknowledges that the Recipient (and not the Company) shall be responsible for any tax liability that may arise as a result of this RSU Award and the issuance of shares of Common Stock in connection therewith. The Recipient shall remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements arising in connection herewith prior to the delivery of any certificate for the shares of Common Stock. The Committee may, in its sole discretion, (a) require the Recipient to satisfy, in whole or in part, any such withholding tax requirements by having the Company, upon any delivery of shares of Common Stock pursuant to this Agreement

(or an applicable election form executed by the Recipient pursuant to Section 5 of this Agreement), withhold from such shares of Common Stock that number of full shares of Common Stock having a Fair Market Value (determined as the date Common Stock is issued to the Recipient pursuant to this Agreement or applicable election form) equal to the amount or portion of the amount required or permitted to be withheld; or (b) satisfy such withholding requirements through another lawful method.
     7. Adjustments. The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this RSU Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles. Such adjustments shall be made in accordance with Section 4.2 of the Plan.
     8. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland, without regard to the conflicts of laws provisions thereof.
     9. Successors. This Agreement shall be binding upon and inure to the benefits of the heirs, legal representatives, successors and permitted assigns of the parties.
     10. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of such recipient. Any party may designate any other address to which notices shall be sent by giving notice of such address to the other parties in the same manner provided herein.
     11. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
     12. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     13. Headings. Section headings used herein are for convenience of reference only and shall not be considered in interpreting this Agreement.

     14. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
     15. Counterparts. This Agreement may be executed by the signatures of each of the parties hereto, or to a counterpart of this Agreement, and all such counterparts shall collectively constitute one Agreement. Facsimile signatures shall constitute original signatures for purposes of this Agreement.
     16. No Guarantee of Favorable Tax Treatment. Although the Company intends to administer this Agreement so that the RSU Award will be exempt from, or will comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), the Company does not warrant that the RSU Award made under this Agreement will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local or foreign law. The Company shall not be liable to the Recipient for any tax, interest, or penalties that Recipient might owe as a result of the RSU Award made under this Agreement.

     IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

CORRECTIONS CORPORATION OF AMERICA

By:
Title:

RECIPIENT:

Signature:
Name (printed):

Schedule A

EXHIBIT A
CORRECTIONS CORPORATION OF AMERICA 2008 STOCK INCENTIVE PLAN